Exhibit 4.3

Form of Note

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO IN THIS SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR ITS NOMINEE. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE OR A SUCCESSOR OF SUCH DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPTED IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITARY OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS NOTE IS AN UNSECURED SENIOR DEBT OBLIGATION OF ASTORIA FINANCIAL CORPORATION. THIS NOTE IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

ANY PURCHASER OR HOLDER OF THE NOTES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS ACQUISITION OF THE NOTES THAT EITHER (1) IT IS NOT A PENSION, PROFIT-SHARING OR OTHER EMPLOYEE BENEFIT PLAN (EACH, A “PLAN”) SUBJECT TO THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY (A “PLAN ASSET ENTITY”) OR AN EMPLOYEE BENEFIT PLAN THAT IS A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) OR A NON-U.S. PLAN (AS DESCRIBED IN SECTION 4(B)(4) OF ERISA) (EACH, A “NON-ERISA ARRANGEMENT”) AND IS NOT PURCHASING THE NOTES ON BEHALF OF OR WITH THE ASSETS OF ANY PLAN, PLAN ASSET ENTITY OR NON-ERISA ARRANGEMENT OR (2) THE ACQUISITION OF THE NOTES WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR A SIMILAR VIOLATION UNDER ANY OTHER APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS.

ANY PURCHASER OR HOLDER OF THE NOTES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS ACQUISITION OF THE NOTES THAT, IF IT IS OR IS ACTING ON BEHALF OF, A PLAN ASSET ENTITY, (A) THE PLAN ASSET ENTITY IS REPRESENTED BY AN INDEPENDENT FIDUCIARY THAT IS A BANK, INSURANCE CARRIER, REGISTERED INVESTMENT ADVISER, REGISTERED BROKER-DEALER OR AN INDEPENDENT FIDUCIARY WITH AT LEAST $50 MILLION OF ASSETS UNDER MANAGEMENT OR CONTROL, IN EACH CASE WITHIN THE MEANING OF 29 C.F.R. 2510.3-21, (B) SUCH INDEPENDENT FIDUCIARY HAS EXERCISED INDEPENDENT JUDGEMENT IN EVALUATING WHETHER TO PURCHASE THIS NOTE AND (C) THE INDEPENDENT FIDUCIARY IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH RESPECT TO THIS NOTE. EACH PURCHASER OR HOLDER OF THE NOTES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE ACKNOWLEDGED BY ITS ACQUISITION OF THE NOTES THAT (A) NEITHER ASTORIA FINANCIAL CORPORATION NOR THE UNDERWRITERS ARE UNDERTAKING TO PROVIDE IMPARTIAL INVESTMENT ADVICE, OR TO GIVE ADVICE IN ANY FIDUCIARY CAPACITY, IN CONNECTION WITH ITS INVESTMENT IN THIS NOTE AND (B) THE PROSPECTUS SUPPLEMENT AND THE INDENTURE FAIRLY INFORMS SUCH FIDUCIARY OF THE EXISTENCE AND NATURE OF THE FINANCIAL INTERESTS OF ASTORIA FINANCIAL CORPORATION, THE UNDERWRITERS AND OTHER PARTIES.

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CUSIP No. 046265 AG9

ASTORIA FINANCIAL CORPORATION

3.500% SENIOR NOTES DUE 2020

No. 1	$200,000,000

ASTORIA FINANCIAL CORPORATION, a Delaware corporation (the “Company”), for value received, herein promises to pay to CEDE & CO., or its registered assigns, the principal sum of TWO HUNDRED MILLION DOLLARS ($200,000,000), or such lesser amount as is indicated in the records of the Trustee and the Depositary, on June 8, 2020.

Interest Payment Dates: June 8 and December 8 of each year, commencing on December 8, 2017.

Record Dates: June 1 and December 1.

Reference is made to the further provisions of this Note contained herein, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Astoria Financial Corporation

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

Dated: ____ __, ____	WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

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(Reverse of Note)

Astoria Financial Corporation

3.500% Senior Notes due 2020

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.           Interest. Astoria Financial Corporation (the “Company”), a Delaware corporation, promises to pay interest on the Principal Amount of this Note at 3.500% per annum from June 8, 2017 until maturity. The Company shall pay interest semi-annually in arrears on June 8 and December 8 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 8. Interest will be computed on the basis of a 360-day year of twelve 30-day months and interest for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the number of days elapsed in any partial month.

2.           Method of Payment. The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.19 of the Indenture (as herein defined) with respect to defaulted interest. If any Interest Payment Date or the Stated Maturity of the Notes is not a Business Day, then the related payment of interest or principal payable, as applicable, on such date will be paid on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or Stated Maturity and no further interest will accrue as a result of such delay. For Notes held in definitive form, payments of interest may be made, at the Company’s option, by (i) mailing a check for such interest payable to or upon the written order of the Person entitled thereto, to the address of such Person as it appears on the Security Register or (ii) transfer to an account maintained by the payee located inside the United States. For Notes held in global form, payments shall be made through the Depositary, or its nominee, as the registered owner of the Notes. All such payments shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.           Paying Agent and Registrar. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

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4.           Indenture. This Note is one of the 3.500% Senior Notes due 2020 (the “Notes”) issued under the Indenture, dated as of June 8, 2017 (as amended, modified or supplemented from time to time in accordance therewith, other than with respect to a particular series of debt securities, the “Base Indenture” and, as amended, modified and supplemented by the First Supplemental Indenture, dated as of June 8, 2017, the “Indenture”), by and between the Company and the Trustee. This Note is a “Global Security” and the Notes are “Global Securities” under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA as in effect on the date on which the Indenture was qualified under the TIA. The Notes are subject to all such terms, and Holders of the Notes are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.           Optional Redemption. The Notes may be redeemed at any time on or after the date that is 30 days prior to the maturity date at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at a price equal to 100% of the Principal Amount of the Notes to be redeemed plus accrued and unpaid interest on the Principal Amount of the Notes being redeemed to the Redemption Date. In addition to the Company’s right to redeem the Notes as provided in the Indenture, the Company may at any time and from time to time purchase Notes in open market transactions, tender offers or otherwise.

6.           Notice of Redemption. Notice of redemption will be mailed, by first class mail, at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address; provided that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. Notes to be redeemed shall, on the Redemption Date, become due and payable at the redemption price, and from and after such date (unless the Company shall default in the payment of the redemption price) such Notes shall cease to bear interest. The Company shall deposit with the Trustee or with the Paying Agent, one Business Day prior the Redemption Date, money sufficient to pay the redemption price on all Notes to be redeemed on that date.

7.           Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company and the Registrar need not exchange or register the transfer of any Note selected for redemption, in whole or in part, except for the unredeemed portion of any Note being redeemed in part. The Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

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8.           Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

9.          Amendment, Supplement and Waiver. The Base Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into one or more Supplemental Indentures without notice to any Holder but with the written consent of the Holders of 66 2/3% in Principal Amount of the Securities of each Series then Outstanding (including consents obtained in connection with a tender offer or exchange for the Securities) affected by such Supplemental Indenture. In addition, the Base Indenture permits the Company and the Trustee to enter into one or more Supplemental Indentures without the consent of any Holder for certain specified purposes as therein provided, including: to cure any ambiguity or correct or supplement any provision contained in the Base Indenture, in any Supplemental Indenture or in any Securities that may be defective or inconsistent with any other provision contained therein; to add additional covenants or restrictions for the protection of the Holders; to evidence the succession of another Person to the Company pursuant to Article V of the Base Indenture and the assumption by such successor of the Company’s covenants, agreements and obligations in the Base Indenture and in the Securities; to modify the Base Indenture in such a manner as to permit the qualification of the Base Indenture or any Supplemental Indenture under the TIA; to make any change that does not adversely affect the rights of any Holder; and to establish the form or terms of Securities of any Series pursuant to Section 2.4 of the Base Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each Series at the time Outstanding, on behalf of the Holders of all Securities of such Series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

10.         Defaults and Remedies. If any Event of Default, other than an Event of Default relating to bankruptcy, insolvency, reorganization or similar events of the Company, with respect to the Notes occurs and is continuing, the Trustee or the Holders of at least 25% in Principal Amount of the then outstanding Notes may declare the Principal Amount of all the Notes and interest accrued thereon to be due and payable immediately. If an Event of Default relating to bankruptcy, insolvency, reorganization or similar events of the Company shall occur, the Principal Amount of the Notes and interest accrued thereon will become immediately due and payable without any declaration or other action on the part of the Trustee or any Holder. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Indenture permits, subject to certain limitations therein provided, Holders of not less than a majority in aggregate Principal Amount of the then Outstanding Securities of any Series to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series. The Holders of a majority in aggregate Principal Amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of the principal of or interest on the Notes or in respect of a covenant or provision of the Indenture which cannot be amended or modified without the consent of all Holders of the Notes.

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11.         Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not the Trustee.

12.         Discharge and Defeasance. Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the entire indebtedness on the outstanding Notes for principal, premium, if any, and accrued interest, to the date of maturity or redemption, as the case may be.

13.         No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, employee, officer, or director, as such, past, present or future, of the Company, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture, this Note and the obligations issued hereunder are solely obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, employees, officers or directors, as such, of the Company, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in any Security or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute or otherwise, of, and any and all such rights and claims against, every such incorporator, shareholder, employee, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in any Security or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for the issuance of the Notes.

14.         Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

15.         Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Additional abbreviations may also be used though not in the above list.

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16.         CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

17.         Available Information. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Astoria Financial Corporation

One Astoria Bank Plaza

Lake Success, New York 11042

Attention: General Counsel

18.         Counterparts. This Note may be executed by one or more of the parties to this Note on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

19.         Governing Law. THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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Assignment Form

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s Social Security or Tax Identification number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint	to transfer this Note
on the books of the Company. The agent may substitute another to act for him.

Date:______________________

Your signature:___________________________
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.: __________________
SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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Schedule of Exchanges of Interests in the Global Note *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

*This schedule should be included only if the Note is issued in global form.

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